U.S. SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                           FORM 8-K

                        CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                  Date of Report:  August 2, 1999
          (date of earliest event reported):  July 26, 1999



                SOUTHERN STATES POWER COMPANY, INC.
                -----------------------------------
      (Exact name of registrant as specified in its charter)


                            DELAWARE
                            --------
          (State or other jurisdiction of incorporation)


      0-29356                                   33-0312389
--------------------                       -------------------
(Commission File No.)                        (IRS Employer
                                           Identification No.)

            830 Havens Road
         Shreveport, Louisiana                     71107
----------------------------------------         ---------
(Address of principal executive offices)         (Zip code)



        Registrant's telephone number, including area code:
                        (318) 221-5703

Item 4.  Change in Registrant's Certifying Accountant

     On July 26, 1999, Gary A. Case, CPA, resigned his positoin as principal certifying accountant to the Company. During the past two years, none of the principal acccountant's reports on the financial satements of the Company contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors. There were no disagreements with the former accountant on any level. The former accountant was unable to manage the accounting requirements of the Company due to time constraints. On July 27, 1999, the Company engaged the firm of Stonefield Josephson of Santa Monica, California, speficially Sam Wild and Neil Prasad, to serve as principal certifying accountants.

Item 7(c).  Exhibits

     Number          Exhibit

     16.0 Letter of Registrant's independent certified accountant, Gary A. Case

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SOUTHERN STATES POWER COMPANY, INC.


                              By: s/Heber C. Bishop
                                 --------------------------------
                                 Heber C. Bishop,
                                    President

Dated:     August 2, 1999

                       SOUTHERN STATES POWER COMPANY, INC.

                      -------------------------------------

                                  EXHIBIT 16.0

                      -------------------------------------

                               ACCOUNTANT'S LETTER

                      -------------------------------------

Gary A. Case
Certified Public Accountant
3230 E. Imperial Highway, Ste. 200
Brea, California 92821                                                    Member
Tel:  714/986-1959                                    California Society of CPAs
Fax:  714/986-1966                            Licensed in California and Florida
--------------------------------------------------------------------------------


August 3, 1999



Securities and Exchange Commission
 450 5th Street, N.W.
Washington, D.C.  20549



We would like to inform you that we have read the disclosures provided by Southern States Power Company, Inc. (Comm. Number 0-29536) in its filing of form 8-K dated August 2, 1999 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.


Sincerely,
Gary A. Case, CPA